EXHIBIT 99.2




                    ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

        This Assignment of Purchase and Sale Agreement (this "ASSIGNMENT") is made to be effective as of April 6, 2005, by Harvard Property Trust, LLC, a Delaware limited liability company ("ASSIGNOR"), and Behringer Harvard Operating Partnership I LP., a Texas limited partnership ("ASSIGNEE").

                                   BACKGROUND

        A. Assignor, as Purchaser, has entered into that certain Purchase and Sale Agreement dated as of April 4, 2005 (the "AGREEMENT"), with Pacifica BP Investors I, a California general partnership, as Seller, in respect of an office building having a street address of 211 East Ocean Boulevard, Long Beach California, as more particularly described in the Agreement.

        B. Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.

                                    AGREEMENT

        For good and valuable consideration, receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor's interest in the Agreement. Assignee accepts the assignment and assumes and shall perform all of Assignor's duties as Purchaser under the Agreement.



                      [This space intentionally left blank]

        EXECUTED to be effective as of the day and year first above written.


                                         ASSIGNOR:

                                         Harvard Property Trust, LLC,
                                         a Delaware limited liability company


                                         By:  __________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                         ASSIGNEE:

                                         BEHRINGER HARVARD OPERATING
                                         PARTNERSHIP I LP,
                                          a Texas limited partnership

                                         By: Behringer Harvard REIT I, Inc. a
                                             Maryland corporation, its general
                                             partner

                                             By:  ______________________________
                                             Name: _____________________________
                                             Title: ____________________________